EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated October 5, 1998 accompanying the consolidated financial statements of The Producers Entertainment Group Ltd. and subsidiaries appearing in the 1998 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-KSB for the year ended June 30, 1998 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


/S/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, California
February 4, 1999